UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2013

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2013, the Board of Directors of Tuesday Morning Corporation (the “Company”) appointed R. Michael Rouleau as Chief Executive Officer of the Company. Mr. Rouleau is a director of the Company and has been serving as the Company’s interim principal executive officer since March 3, 2013. Background and other information regarding Mr. Rouleau is set forth in the Current Report on Form 8-K filed by the Company on March 7, 2013 and is incorporated herein by reference.

On August 19, 2013, the Company entered into an Employment Agreement (“Employment Agreement”) with Mr. Rouleau. In the Employment Agreement, Mr. Rouleau agreed to serve for an initial term of two years as the Chief Executive Officer of the Company, or in such other position in the future as is determined by the Company’s Board of Directors from time to time. The initial term of employment automatically renews for successive one-year periods unless either party provides notice of non-renewal. Under the Employment Agreement, Mr. Rouleau is entitled to, among other things, (i) an annual salary of $560,000, which may be increased from time to time during his tenure as Chief Executive Officer, and may be increased or decreased, but not below $200,000, if he is then employed by the Company in another capacity, (ii) an initial signing bonus of $575,000, (iii) an initial grant of stock options to purchase 350,000 shares of the Company’s common stock, vesting in five tranches over two years, and (iv) an initial grant of 30,000 shares of restricted stock, vesting in two equal tranches six months and one year after the date of grant. The stock options and restricted stock are subject to accelerated vesting upon certain events.  In addition, Mr. Rouleau is eligible to earn an annual bonus each fiscal year under the Company’s bonus plan.

Upon satisfaction of the conditions set forth in the Employment Agreement, Mr. Rouleau is entitled to additional benefits upon termination of employment in certain circumstances, including the following benefits: (i) accelerated vesting of the first two tranches of stock options relating to 150,000 shares and the first tranche of 15,000 shares of restricted stock and a prorated bonus for the then-current fiscal year to the extent earned, in the event of his death or disability, and (ii) payment of his base salary through the remainder of the initial term, a prorated bonus for the then-current fiscal year to the extent earned and accelerated vesting of the unvested stock options and restricted stock if he is terminated without cause or quits for good reason.

In the Employment Agreement, Mr. Rouleau agrees to certain restrictive covenants during the employment term and for one year thereafter.

The above description of the Employment Agreement is qualified in its entirety by reference to the copy of the Employment Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On August 20, 2013, the Company issued a press release announcing Mr. Rouleau’s appointment as Chief Executive Officer.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 — “Regulation FD Disclosure” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the

Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated August 19, 2013 by and between Tuesday Morning Corporation and R. Michael Rouleau
99.1	Press Release of Tuesday Morning Corporation dated August 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: August 20, 2013	By:	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated August 19, 2013 by and between Tuesday Morning Corporation and R. Michael Rouleau
99.1	Press Release of Tuesday Morning Corporation dated August 20, 2013